ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
EFFECTIVENESS OF ONE-FOR-FIVE REVERSE STOCK SPLIT

VERO BEACH, Florida – October 2, 2023 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) today announced the effectiveness of its previously announced one-for-five reverse stock split. Beginning with the opening of trading on Monday, October 2, 2023, the Company's common stock will trade on the NYSE on a reverse split-adjusted basis under the same symbol "ARR," but with a new CUSIP of 042315 705 As a result of the reverse stock split, the number of outstanding shares of ARMOUR's common stock was reduced from approximately 245,031,959 to approximately 49,006,392. Concurrently, the authorized number of shares of common stock was reduced from 450,000,000 to 90,000,000. After the reverse stock split, approximately 40,993,608 shares of common stock remain available for future issuances. The par value of ARMOUR's common stock remains at $0.001 per share after the reverse stock split. The number of shares of ARMOUR's 7.00% Series C Cumulative Preferred Stock outstanding and their preference amount and dividend rate are not affected by this reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Instead, each stockholder holding fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined based on the average closing price of ARMOUR's common stock on the NYSE for the three consecutive trading days ending on September 29, 2023. The reverse stock split applies to all of ARMOUR's authorized and outstanding shares of common stock. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company, ARMOUR's transfer agent, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or "street name" are not required to take any action in connection with the reverse stock split.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Announces Effectiveness of One-For-Five Reverse Stock Split

October 2, 2023
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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